COVENANT NOT TO COMPETE/NON-SOLICITATION
                          AND CONFIDENTIALITY AGREEMENT

      THIS COVENANT NOT TO COMPETE/NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is made and entered into this 4th day of September, 1998 by and among UNITED WASTE SERVICES, INC. ("UWS"), a Georgia corporation, Republic Services, Inc. ("Republic"), a Delaware corporation (hereinafter UWS and Republic are referred to as ("United") and GREENMAN TECHNOLOGIES, INC., a Delaware corporation ("GreenMan").

                                    RECITALS:

      WHEREAS, on the date hereof, pursuant to that certain Asset Purchase Agreement, dated as of September 4, 1998 (the "Asset Purchase Agreement"), between GreenMan and United, GreenMan acquired from United certain assets used in the operation of United's scrap tire and collection business.

      WHEREAS, pursuant to Section 3.2.12 of the Asset Purchase Agreement, United agreed, among other things, to enter into the Agreement and to refrain from certain activities competitive with those of GreenMan in the business of tire collection and shredding.

      WHEREAS, in order that GreenMan realizes the full value and goodwill inherent in the assets acquired pursuant to the Asset Purchase Agreement, the parties hereto mutually desire that United execute and deliver this Agreement in favor of GreenMan.

                                   AGREEMENT:

      FOR AND IN CONSIDERATION of the Agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                              Restrictive Covenants

      1.1 United, on behalf of itself and its Affiliates (as hereinafter defined), subsidiaries, to the extent applicable, successors and assigns agrees, for a period of five (5) years commencing on the date hereof and terminating on the fifth anniversary of the date the parties entered into this Agreement, not to:

            1.1.1 Directly or indirectly engage in (as an owner, partner, employee, agent, consultant or otherwise) the tire collection and shredding business in the States of

      Georgia, Florida, Alabama, South Carolina, North Carolina, Tennessee, Kentucky or Virginia (collectively, the "Territory") or acquire or retain any financial interest having a fair value in excess of the lesser of $500,000 in, or 5% of the equity of, any business that is so engaged in the Territory; or

            1.1.2 (i) Induce any customer of GreenMan or its Affiliates to patronize any business that is in direct or indirect competition with the tire collection and shredding business of GreenMan or its Affiliates; (ii) canvass, solicit or accept from any customer of GreenMan or its Affiliates any business that competes with the tire shredding and collection business of GreenMan or its Affiliates; or (iii) request or advise any individual or company that is a customer of GreenMan or its Affiliates to withdraw, curtail or cancel any such customer's business with GreenMan or its Affiliates.

            1.1.3 Solicit or endeavor to entice away any dealer, distributor, sales representative, officer or employee of GreenMan or its Affiliates, including without limitation those former employees of RSI or United hired by GreenMan or its Affiliates following the Closing under the Asset Purchase Agreement.

Notwithstanding anything to the contrary herein, GreenMan acknowledges that the ownership by United, or any of its Affiliates, of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a National Securities Exchange or over the counter market shall not be a violation of this Agreement. For the purposes of this Agreement, the term "Affiliate" shall mean any individual, corporation, partnership, joint venture, trust or unincorporated organization or association, joint stock company or other similar organization or legal entity, that controls, or is controlled by, or is under common control with GreenMan, RSI or United, as the case may be, whether such control be direct or indirect. As used in the foregoing sentence, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such individual, corporation, partnership, joint venture, trust or unincorporated organization or association, joint stock company or other similar organization or legal entity, whether through the ownership of voting securities, by contract or otherwise.

      1.2 If any provision of paragraph 1.1 of this Article I is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of the said paragraph 1.1 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby or the nature of the business activity covered thereby, the parties agree that the court making such determination shall reduce the duration, geographic area, and/or business coverage of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon a breach of any provision of paragraph 1.1, GreenMan shall be entitled to injunctive relief and specific


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

performance, because the remedy at law would be inadequate and insufficient. In addition, GreenMan shall be entitled to all other damages as provided by law.

                                   ARTICLE II
                            Confidentiality Agreement

      United, on behalf of itself and its Affiliates agrees and warrants that, for a period of five (5) years from the date hereof, it will not, directly or indirectly, at any time divulge, furnish, or make accessible to anyone, or appropriate to its own use, or to the use of any third party, any knowledge or information with respect to secret, confidential or proprietary methods, processes, formulae, designs, equipment, plans, projects, material, information, business, operations, techniques or customer lists of United; provided, however, that the foregoing restriction shall not apply to information that (i) is in the public domain or becomes part of the public domain through no fault of United,
(ii) is used by United in businesses other than Untied's tire collection and shredding business, or (iii) United is required to disclose by order of a court of competent jurisdiction in any legal proceeding, provided that United shall notify GreenMan before so disclosing such information.

                                   ARTICLE III
                                  Miscellaneous

      3.1 Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

      3.2 Entire Agreement. This Agreement, including the exhibits and schedules, contains the entire agreement of the parties hereto with respect to the purchase of the Purchased Assets and the other transactions contemplated hereby, and supersedes all prior understandings and agreements (oral and written) of the parties with respect to the subject matter hereof. The parties expressly represent and warrant that in entering into this Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions or effects of this Agreement which terms, conditions and effects are not expressly set forth herein. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits, if any.

      3.3 Interpretation. The descriptive headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be to an article, section, paragraph, clause, schedule or exhibit to this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Time shall be of the essence in this Agreement.


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

      3.4 Execution in Counterpart. This Agreement may be executed in any number of counterpart, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

      3.5 Notices. Any notice, consent, approval, request, other communications or information to be given or made hereunder to any of the parties by any other party shall be in writing and (a) delivered personally, (b) sent by express delivery service or certified mail, postage prepaid, or (c) sent by facsimile as follows:

      If to RSI or United, addressed to:

                        Republic Services, Inc.
                        110 S.E. 6th Street
                        Suite 2800
                        Ft. Lauderdale, Florida 33301
                        Attn: General Counsel
                        Fax: (954) 769-6527

      If to the GreenMan, addressed to:

                        GreenMan Technologies, Inc.
                        7 Kimball Lane
                        Building A.
                        Lynnfield, Massachusetts 01940
                        Attn: President
                        Fax: (781) 224-0114

      Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, and any notice delivered by express delivery service or certified mail shall be deemed to have been given on the date it is received, and any notice given by facsimile transmission shall be deemed to have been give on the date sent (so long as sender receives confirmation of transmission and a hard copy of such notice is sent by U.S.
mail).

      3.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

      3.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the


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

      3.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transaction contemplated hereby are fulfilled to the greatest extent possible.

      3.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior consent of the other party.

      3.9 Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the Seller and the Purchaser and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person or entity any legal or equitable rights hereunder.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

UNITED WASTE SERVICES, INC.                REPUBLIC SERVICES, INC.


By:    /s/ David A. Barclay                By:    /s/ David A. Barclay
       -------------------------                  -------------------------
Name:  David A. Barclay                    Name:  David A. Barclay
       -------------------------                  -------------------------
Title: Assistant Secretary                 Title: Senior Vice President
       -------------------------                  -------------------------


                                           GREENMAN TECHNOLOGIES, INC.


                                           By:    /s/ Charles E. Coppa
                                                  -------------------------
                                           Name:  Charles E. Coppa
                                                  -------------------------
                                           Title: Acting CFO
                                                  -------------------------


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